UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Lien Notes Exchange

As previously announced, on December 4, 2019, Chesapeake Energy Corporation (the “Company”) commenced private offers (the “Exchange Offers”) of newly issued 11.5% Senior Secured Second Lien Notes due 2025 (the “Second Lien Notes”) in exchange for certain of its outstanding senior notes (the “Existing Notes”). On December 19, 2019 (the “Early Settlement Date”), the Company elected to accept and settle the Exchange Offers for all Existing Notes validly tendered and not validly withdrawn (subject to authorized minimum denominations of Existing Notes that were able to be accepted in the Exchange Offers pursuant to the procedures described in the Company’s confidential offering memorandum, dated December 4, 2019) prior to the early tender deadline of 5:00 P.M., New York City time, on December 17, 2019.

On the Early Settlement Date, the Company and its subsidiaries that were guarantors (the “Subsidiary Guarantors”) under the Company’s Amended and Restated Credit Agreement dated as of September 12, 2018 (the “Credit Agreement”), among the Company, as borrower, MUFG Union Bank, N.A. (“MUFG”), as administrative agent, a swingline lender, a letter of credit issuer and a lender; Wells Fargo Bank, National Association, as co-syndication agent, a swingline lender, a letter of credit issuer and a lender; JPMorgan Chase Bank, N.A., as co-syndication agent, a swingline lender, a letter of credit issuer and a lender; and certain other lenders named therein, as amended, supplemented or otherwise modified from time to time (the “Credit Facility”) entered into an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee and collateral trustee (the “Trustee”). On that date, the Company issued approximately $2.2 billion aggregate principal amount of the Second Lien Notes in exchange for approximately $3.2 billion aggregate principal amount of Existing Notes in the Exchange Offers.

The Second Lien Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Second Lien Notes were offered only to persons who were (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S, who were “non-U.S. qualified offerees”. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Second Lien Notes are the senior obligations of the Company and are unconditionally guaranteed, jointly and severally, on a senior basis, by the Subsidiary Guarantors. The Second Lien Notes will be secured by second-priority liens (without regard to any priorities or intercreditor arrangements between or among the holders of any priority indebtedness or obligations) on all of the Company’s and Subsidiary Guarantors’ assets (with oil and natural gas properties to be mortgaged during a period after the date of the Indenture as provided for in the Indenture) that secure the Credit Facility (such assets, the “Collateral”), and are effectively subordinated, pursuant to the terms of an intercreditor agreement, entered into on December 19, 2019 (the “Intercreditor Agreement”), between MUFG, as priority lien agent, and Deutsche Bank Trust Company Americas, as second lien collateral trustee (the “Second Lien Collateral Trustee”), and acknowledged and agreed to by the Company and the Subsidiary Guarantors, to any indebtedness of the Company or the applicable Subsidiary Guarantor secured on a priority basis to the Second Lien Notes, including indebtedness under the Credit Facility, to the extent of the value of the assets securing such indebtedness.

Interest and Maturity

The Second Lien Notes will mature on January 1, 2025, and will bear interest at a rate of 11.5% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2020.

Optional Redemption

The Company has three optional redemption rights. First, prior to January 1, 2022, the Company may on one or more occasions use an amount of cash not greater than the net cash proceeds to the Company from one or more equity offerings (if any) to redeem up to 35% of the aggregate principal amount of Second Lien Notes issued under the Indenture at a redemption price of 111.500% of the principal amount of the Second Lien Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that:

•	at least 65% of the aggregate principal amount of Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Second Lien Notes held by the Company and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of such equity offering.

Second, prior to January 1, 2022, the Company may redeem all or part of the Second Lien Notes upon not less than 30 or more than 60 days’ notice to each holder of Second Lien Notes to be redeemed, at a redemption price equal to the sum of:

•	100% of the principal amount thereof, plus

•	the Make-Whole Premium (as defined in the Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Third, on and after January 1, 2022, the Company has the option to redeem all or a part of the Second Lien Notes, upon not less than 30 or more than 60 days’ notice to each holder of Second Lien Notes to be redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Second Lien Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period (or, in the case of the period beginning January 1, 2024, such twelve-month period and thereafter) beginning on January 1 of the years indicated below:

Year	Percentage
2022	105.750%
2023	102.875%
2024 and thereafter	100.000%

Mandatory Principal Payments

If the Second Lien Notes would otherwise constitute “applicable high yield discount obligations” (“AHYDOs”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of all accrual periods ending after the fifth anniversary of the issuance of the Second Lien Notes (each, an “AHYDO Payment Date”), but not including the final accrual period, the Company will be required to make pro-rata cash payments to all holders of each Second Lien Note then outstanding in an amount equal to the “Mandatory Principal Payment Amount” (each such payment, a “Mandatory Principal Payment”). The “Mandatory Principal Payment Amount” means the portion of such Second Lien Note’s principal required to be paid as of each AHYDO Payment Date to prevent such Second Lien Note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. No partial payments, redemptions or repurchases of the Second Lien Notes prior to an AHYDO Payment Date pursuant to any other provision of the Indenture or the Second Lien Notes will alter the Company’s obligation to make such Mandatory Principal Payment with respect to the Second Lien Notes that remain outstanding on an AHYDO Payment Date. Solely for U.S. Federal income tax purposes, any Mandatory Principal Payment shall be treated as a payment of accrued original discount that constitutes interest for purposes of Section 163(i)(2) of the Code.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: (i) make certain restricted payments; (ii) create liens securing certain indebtedness; (iii) enter into certain sale-leaseback transactions; (iv) sell Collateral and use proceeds from such sales; and (v) consolidate or merge with or into any person, or sell, convey, lease or otherwise dispose of all or substantially all of the Company’s assets to any person. The Indenture requires that in the case of a change of control each holder shall have the right to require the Company to purchase such holder’s Second Lien Notes at a price equal to 101% of the principal amount of the Second Lien Notes plus accrued and unpaid interest.

Events of Default

Upon a continuing event of default, the Trustee or the holders of not less than 25% of the principal amount of the Second Lien Notes may declare the unpaid principal of and any premium and accrued but unpaid interest on all the Second Lien Notes immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Company or any Subsidiary Guarantor, will automatically cause the unpaid principal of and any premium and accrued but unpaid interest on all the Second Lien Notes to become due and payable. Each of the following constitutes an “Event of Default” under the Indenture:

•	default by the Company or any Subsidiary Guarantor in the payment of principal of or any premium on the Second Lien Notes when due and payable at maturity, upon redemption, upon required purchase, upon declaration or otherwise;

•	default by the Company or any Subsidiary Guarantor in the payment of any installment of interest on the Second Lien Notes when due and payable and continuance of such default for 30 days;

•	default on any other Indebtedness (as defined in the Indenture) of the Company or any Subsidiary Guarantor if either:

•	such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $75 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or

•	such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $75 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate, subject to a cure provision;

•	default in the performance, or breach of, certain covenants or agreements of the Company or any Subsidiary Guarantor in the Indenture and failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or holders of 25% of the principal amount of the outstanding notes, subject to a cure provision;

•	the failure of a guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor of the Company; and

•	the occurrence of any of the following:

•	any agreement establishing the second-priority liens securing the Second Lien Notes ceases for any reason to be enforceable; provided that it will not be an Event of Default if the sole result of such failure is that any such lien purported to be granted under any such agreement on Collateral, individually or in the aggregate, having a fair market value of not more than $50.0 million, ceases to be an enforceable and perfected second-priority lien, subject to a cure provision;

•	any second-priority lien securing the Second Lien Notes purported to be granted under any agreement on the Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second-priority lien, subject to the Intercreditor Agreement and other liens permitted under the Indenture, subject to a cure provision; or

•	the Company or any Subsidiary Guarantor, or any person acting on behalf of any of them, denies or disaffirms its obligations under the agreements establishing the second-priority liens securing the Second Lien Notes.

The foregoing descriptions of the Indenture and the Second Lien Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Intercreditor Agreement

On December 19, 2019, MUFG, as priority lien agent, and the Second Lien Collateral Trustee, as second lien collateral trustee, entered into the Intercreditor Agreement, which was acknowledged and agreed to by the Company and the Subsidiary Guarantors, to govern the relationship of holders of the Second Lien Notes and holders of any other obligations secured on an equal and ratable basis with the Second Lien Notes that the Company or any Subsidiary Guarantor may incur in the future (if any), the lenders under the Credit Facility and holders of other priority lien obligations and holders of any junior lien debt that the Company may incur in the future (if any), with respect to the Collateral and certain other matters.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Lien Collateral Trust Agreement

On December 19, 2019, the Company, the Subsidiary Guarantors, the Trustee, as representative of the holders of Second Lien Notes, and the Second Lien Collateral Trustee entered into a collateral trust agreement (the “Second Lien Collateral Trust Agreement”) pursuant to which the Second Lien Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Collateral for the benefit of the current and future holders of the Second Lien Notes and other obligations secured on an equal and ratable basis with the Second Lien Notes, if any.

The foregoing description of the Second Lien Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Lien Collateral Trust Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

First Supplemental Indenture

On December 23, 2019, the Company, the Trustee and the subsidiary guarantors party thereto, including Brazos Valley Longhorn, L.L.C. (“BVL”), Brazos Valley Longhorn Finance Corp. (“BVL Finance Corp.”) and the other BVL subsidiaries named therein (collectively, the “BVL Subsidiaries”), entered into a first supplemental indenture to the Indenture (the “First Supplemental Indenture”), pursuant to which BVL, BVL Finance Corp. and the BVL Subsidiaries guaranteed the Second Lien Notes under the Indenture, secured on a second-priority basis on all of their Collateral (with oil and natural gas properties to be mortgaged during a period after December 23, 2019 as provided for in the Indenture), to be subordinated as provided in the Intercreditor Agreement.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Term Loan

On December 19, 2019, the Company entered into (i) an agreement providing for a term loan facility (as supplemented by the Class A Term Loan Supplement described below, the “Term Loan Agreement”) by and among the Company, as the borrower, GLAS USA LLC, as administrative agent (the “Term Agent”), and the several lenders from time to time parties thereto and (ii) a supplement to the Term Loan Agreement (the “Class A Term Loan Supplement,” and loans made pursuant to the Term Loan Agreement, “Class A Term Loans”) with the Term Agent and the lenders party thereto. The Company borrowed $1.5 billion aggregate principal amount of Class A Term Loans pursuant to the Term Loan Agreement on December 23, 2019, and the proceeds were used to finance tender offers for BVL’s 6.875% Senior Notes due 2025 (the “BVL Notes”) and to repay amounts outstanding under the existing BVL revolving credit facility (the “BVL Credit Facility”). Multiple classes of term loans (collectively, the “Term Loans”) may be incurred under the Term Loan Agreement, pursuant to supplements thereto, subject to the Company’s receipt of commitments from new lenders for such classes of Term Loans and the satisfaction of certain other conditions.

Obligations under the Term Loan Agreement (the “Term Loan Obligations”) were unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors that guarantee the Company’s Credit Facility and secured by first-priority liens on all of the Company’s and the Subsidiary Guarantors’ assets (with oil and natural gas properties to be mortgaged during a period after the date of the Term Loan Agreement as provided for therein) that secure the Credit Facility (the “Collateral”), but pursuant to the First Lien Collateral Trust Agreement described below, will be second in collateral recovery behind the secured parties under the Credit Facility. The Collateral also secures the Second Lien Notes and other indebtedness of the Company, if any, secured on a junior basis to the Credit Facility and the Term Loan Obligations, pursuant to the terms of the Intercreditor Agreement, which the Term Agent will join as the representative of the secured parties under the Term Loan Agreement. To the extent of the Collateral, the Term Loan Obligations are effectively senior to the Second Lien Notes and such other indebtedness secured on a junior basis, if any, as well as the unsecured obligations of the Company.

The Class A Term Loans mature on June 23, 2024 and will bear interest at a rate of LIBOR plus 8.00% per annum, subject to a 1.00% LIBOR floor, or the alternate base rate (“ABR”) plus 7.00% per annum, subject to a 2.00% ABR floor, at the Company’s option. The Class A Term Loans were funded at 98% of par. Repayment of the Class A Term Loans is subject to a make-whole premium prior to the 18-month anniversary of closing of the Class A Term Loans, a premium to par equal to 5.00% from the 18-month anniversary until but excluding the 30-month anniversary and a premium to par equal to 2.50% from the 30-month anniversary until but excluding the 42-month anniversary. Beginning on the 42-month anniversary of closing of the Class A Term Loans, the Company may prepay the Class A Term Loans at par.

The Term Loans, including the Class A Term Loans, may be subject to mandatory prepayments and offers to prepay with net cash proceeds of certain issuances of debt, certain sales and other dispositions of Collateral. In the event of a change of control of the Company, the Company will be required to offer to prepay the Term Loans, including the Class A Term Loans, at a purchase price in cash equal to 101% of the aggregate principal amount of Term Loans prepaid, plus accrued and unpaid interest, if any, on the Term Loans prepaid to the date of purchase.

The terms of the Term Loan Agreement include covenants limiting, among other things, the ability of the Company and its Restricted Subsidiaries (as defined therein) to incur additional indebtedness, incur liens, consummate mergers and similar fundamental changes, make restricted payments, sell Collateral and use proceeds from such sales, make investments, repay certain subordinate, unsecured or junior lien indebtedness, and enter into transactions with affiliates.

Events of default under the Term Loan Agreement include, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-payment default and cross acceleration with respect to other indebtedness, including other classes of Term Loans, with an outstanding principal balance of $125.0 million or more; bankruptcy; judgments involving liability of $125.0 million or more that are not paid; and ERISA events. Many events of default are subject to customary notice and cure periods.

The above description of the material terms and conditions of the Term Loan Agreement, the Class A Term Loan Supplement and the Class A Term Loans does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement and the Class A Term Loan Supplement, which are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

First Lien Collateral Trust Agreement

On December 19, 2019, MUFG, as collateral trustee and revolver agent (the “First Lien Collateral Trustee”), entered into a collateral trust agreement, which was acknowledged and agreed to by the Company and the Subsidiary Guarantors (the “First Lien Collateral Trust Agreement”) pursuant to which the First Lien Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Collateral for the benefit of the lenders under the Credit Facility, the lenders under the Term Loan Agreement and holders of other term loan obligations secured on an equal and ratable basis with the Term Loans, if any.

The above description of the material terms and conditions of the First Lien Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Collateral Trust Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

BVL Joinder

On December 23, 2019, BVL, BVL Finance Corp. and the BVL Subsidiaries guaranteed the Class A Term Loans on a joint and several basis, secured on first-priority liens on all of their Collateral (with oil and natural gas properties to be mortgaged during a period after December 23, 2019 as provided in the Term Loan Agreement), but pursuant to the First Lien Collateral Trust Agreement will be second in collateral recovery behind the secured parties under the Credit Facility.

BVL Notes Supplemental Indenture

As previously announced, on December 4, 2019, the Company commenced a tender offer and consent solicitation, on behalf of BVL and BVL Finance Corp., to purchase for cash any and all of the outstanding BVL Notes and to solicit consents to certain amendments to the indenture governing the BVL Notes. On December 23, 2019, the Company purchased approximately $616.2 million aggregate principal amount of the BVL Notes for an aggregate purchase price of approximately $616.2 million (excluding accrued interest). Following the receipt of the requisite consents in the consent solicitation for the BVL Notes, BVL, BVL Finance Corp., the BVL Subsidiaries and U.S. Bank National Association, as trustee, entered into a fifth supplemental indenture on December 19, 2019 (the “Fifth Supplemental Indenture”), which gives effect to the amendments to the indenture governing the BVL Notes, which, among other things, eliminated substantially all of the restrictive covenants, certain events of default and certain other provisions applicable to the BVL Notes upon settlement of the purchase of the BVL Notes. The Company contributed the purchased BVL Notes to BVL, and BVL cancelled such BVL Notes.

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Fifth Supplemental Indenture, which is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Facility

On December 23, 2019, BVL, BVL Finance Corp. and the BVL Subsidiaries became “Restricted Subsidiaries” as defined in the Credit Agreement and guaranteed the Credit Facility on a joint and several basis, secured on first-priority liens on all of their Collateral.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Class A Term Loans and the Company’s repayment of amounts outstanding under the BVL Credit Facility described in Item 1.01 above, the Company terminated the BVL Credit Facility, effective as of December 23, 2019. For a description of the BVL Credit Facility, see Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of December 19, 2019, among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee and as collateral trustee, with respect to 11.5% Senior Notes due 2025.
4.2	First Supplemental Indenture, dated as of December 23, 2019, to Indenture dated as of December 19, 2019, among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee and as collateral trustee, with respect to 11.5% Senior Notes due 2025.
4.3	Term Loan Agreement, dated as of December 19, 2019, among Chesapeake Energy Corporation, the lenders party thereto, and GLAS USA LLC, as term agent.
4.4	Class A Term Loan Supplement, dated as of December 19, 2019, among Chesapeake Energy Corporation, the lenders party thereto, and GLAS USA LLC, as term agent.
4.5	Fifth Supplemental Indenture, dated as of December 19, 2019, to Indenture dated as of February 1, 2017, among Brazos Valley Longhorn, L.L.C., Brazos Valley Longhorn Finance Corp., the guarantors named therein, and U.S. Bank National Association, as trustee.
10.1	Intercreditor Agreement, dated as of December 19, 2019, by and among MUFG Union Bank, N.A., as priority lien agent, and Deutsche Bank Trust Company Americas, as second lien collateral trustee, and acknowledged and agreed to by Chesapeake Energy Corporation and certain of its subsidiaries.
10.2	Collateral Trust Agreement, dated as of December 19, 2019, by and among Chesapeake Energy Corporation, the guarantors named therein, and Deutsche Bank Trust Company Americas as the representative of the holders of the Second Lien Notes and as collateral trustee.
10.3	Collateral Trust Agreement, dated as of December 19, 2019, by and among MUFG Union Bank, N.A., as collateral trustee and revolver agent, and GLAS USA LLC, as term loan agent, and acknowledged and agreed by Chesapeake Energy Corporation and certain of its subsidiaries.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary

Date: December 26, 2019